UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: July 25, 2012

(Date of earliest event reported)

Forbes Energy Services Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Texas	001-35281	98-0581100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3000 South Business Highway 281 Alice, Texas		78332
(Address of Principal Executive Offices)		(Zip Code)

(361) 664-0549

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 25, 2012, TX Energy Services, LLC, or TXE, and C.C. Forbes, LLC, or CCF, two subsidiaries of Forbes Energy Services Ltd., or the Company, entered into two equipment finance schedules under that certain Master Agreement dated as of June 6, 2012 among the TXE, CCF, Regions Equipment Finance Corporation and Regions Commercial Equipment Finance, LLC, collectively, Regions Finance. These equipment finance schedules were the last of several equipment finance schedules entered into during the last several weeks to finance various components of the Company’s first coil tubing unit and equipment related thereto. In addition to this coil tubing unit, the Company has also recently funded additional equipment, including rigs and frac tanks, pursuant to equipment finance and operating lease schedules under the Master Agreement.

The term for both the equipment finance schedules and the operating lease schedules varies from 48 months to 60 months, with the term for the operating leases automatically extending for consecutive additional two-month periods unless either party provides notice of termination. Further, under the operating lease schedules, TXE and CCF have the right to purchase the property subject to each lease schedule at fair market value, which is determined by a formula set forth in each schedule. The aggregate amount funded under these new equipment finance schedules is approximately $4.7 million and the aggregate lease payments under these new operating lease schedules is approximately $0.7 million. These amounts are in addition to the financial obligations under the Master Agreement disclosed in the Company’s Current Report on Form 8-K filed on June 20, 2012.

Concurrently with the funding of each of these schedules, Regions Finance provided notice to TXE and CCF that they had assigned their rights and obligations thereunder to a third party, one of either NewStar Equipment Finance I, LLC, CIT Bank, CapitalSource Bank and the United States Life Insurance Company in the City of New York. The Master Agreement and the schedules contain customary representations and warranties, covenants and indemnification provisions. The Company has agreed to guaranty the obligations under these schedules pursuant to that certain Guaranty Agreement dated as of June 6, 2012, between the Company and Regions Finance.

In the coming months, the Company plans to have TXE and CCF enter into similar schedules under the Master Agreement to fund four additional coil tubing units and other equipment that have been previously ordered. The Company expects to incur additional direct financial obligations of approximately $15.3 million pursuant to these additional schedules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Forbes Energy Services Ltd.

Date: July 31, 2012	By:	/s/ L. Melvin Cooper
L. Melvin Cooper
Senior Vice President and Chief Financial Officer